                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   FORM 8-A/A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

                     PURSUANT TO SECTION 12(B) OR (G) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

                            STRUCTURED PRODUCTS CORP.
                            -------------------------

             (Exact name of registrant as specified in its charter)

             Delaware                                    13-3692801
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(State of incorporation or organization)      (IRS Employer Identification No.)

        390 Greenwich Street
         New York, New York                                    10013
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(Address of principal executive offices)                    (Zip Code)


If this form relates to the registration     If this form relates to the registration
of a class of securities pursuant to         of a class of securities pursuant to
Section 12(b) of the Exchange Act and is     Section 12(g) of the Exchange Act and is
effective pursuant to General Instruction    effective pursuant to General Instruction
A. (c), please check the following box.      A. (d), please check the following box.
[x]                                          [ ]



       Securities to be registered pursuant to Section 12(b) of the Act:

      Title of Each Class                       Name of Each Exchange on Which
      TO BE SO REGISTERED                       EACH CLASS IS TO BE REGISTERED
-     -------------------                       ------------------------------




 5,000,000 TIERS(R)Principal-Protected Trust
 Certificates, Series Nasdaq 2001-8 with a
    principal amount of $50,000,000
        (the "Certificates")                       American Stock Exchange
---------------------------------------  ---------------------------------------

        Securities to be registered pursuant to Section 12(g) of the Act:


                                      NONE
                                      ----

Item 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.
         -------------------------------------------------------

         The description of the Certificates to be registered hereunder is set forth under the captions entitled: "Summary Information--Q&A"; "Risk Factors"; "Description of the Certificates"; "Certain ERISA Considerations"; and "United States Federal Income Tax Considerations" in Registrant's Prospectus Supplement related to the TIERS(R) Principal-Protected Trust Certificates, Series Nasdaq 2001-8, a copy of which Prospectus Supplement was filed pursuant to Rule 424(b) under the Securities Act on or about April 20, 2001, and "Risk Factors" and "Description of Certificates" in Registrant's Prospectus, dated May 13, 1999 which description is incorporated herein by reference.

Item 2.  EXHIBITS.
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         1. Certificate of Incorporation of Structured Products Corp. is set forth as Exhibit 3.1 to the Registration Statement on Form S-3 and is incorporated herein by reference.

         2. By-laws, as amended, of Structured Products Corp. are set forth as
Exhibit 3.2 to the Registration Statement and are incorporated herein by reference.

         3. Form of Corporate Trust Agreement is set forth as Exhibit 4.3 to the Registration Statement and is incorporated herein by reference.

         4. Form of the Prospectus is attached to the Registration Statement and is incorporated herein by reference.

         5. Form of the Preliminary Prospectus Supplement dated March 5, 2001 related to the TIERS(R) Principal-Protected Trust Certificates, Series Nasdaq 2001-8, which was filed with the Securities and Exchange Commission on or about March 8, 2001, pursuant to Rule 424(b)(5) under the Securities Act of 1933, and is incorporated herein by reference.

         6. Form of the Prospectus Supplement dated April 19, 2001 related to the TIERS(R) Principal-Protected Trust Certificates, Series Nasdaq 2001-8, which was filed with the Securities and Exchange Commission on or about April 23, 2001, pursuant to Rule 424(b)(2) under the Securities Act of 1933, and is incorporated herein by reference.

                  7. Form of TIERS(R) Asset Backed Supplement Series Nasdaq 2001-8 related to the TIERS(R) Principal-Protected Trust Certificates, Series Nasdaq 2001-8, which is attached hereto.



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                                   SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.




                                            STRUCTURED PRODUCTS CORP.
Date:  April 23, 2001




                                            By:         /s/ Matthew R. Mayers
                                                        -----------------------
                                                        Matthew R. Mayers
                                                        Authorized Signatory





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